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                                    Exhibit A
               Detail of the Guarantees issued during the quarter ending 6/30/01


                                                                                                Date Of      Date of       Amount
Guarantor        On Behalf Of       Purpose                      Name of Guaranteed Party       Issue       Expiration   Guaranteed
-----------------------------------------------------------------------------------------------------------------------------------

Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Williams Energy Marketing &    4/3/2001    4/3/2002    $3,000,000
                                                                 Trading Co.
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Los Angeles Department of      4/10/2001   4/10/2002   $2,000,000
                                                                 Water & Power
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Florida Power Corp.            4/16/2001   4/16/2002   $  250,000
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Basin Electric Power           4/17/2001   4/17/2002   $1,000,000
                                                                 Cooperative
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Oglethorpe Power Corp.         4/17/2001   4/17/2002   $1,000,000
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Duke Energy Trading &          5/10/2001   5/10/2002   $5,000,000
                                                                 Marketing LLC
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Omaha Public Power District    5/15/2001   5/15/2002   $2,000,000
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    El Paso Merchant Energy, LP    5/25/2001   6/14/2002   $2,000,000
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    The Detroit Edison Company     5/29/2001   6/14/2002   $1,000,000
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Coral Power LLC                6/05/2001   6/18/2002   $3,000,000
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Florida Power Corp./ Carolina  6/05/2001   6/18/2002   $2,000,000
                                                                 P&L Co.
Alliant Energy   Cargill-Alliant    Bulk Power Purchase/Sales    Louisiana Generating LLC       6/08/2001   6/21/2002   $1,000,000
                                                                                                                       ------------

                                                                                                                       $23,250,000
                                                                                                                      =============


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    New York Power Authority        4/1/2001    4/01/2002   $1,000,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    The Energy Authority, Inc.      4/5/2001    4/05/2002   $2,000,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Reliant Energy HL&P             4/6/2001    4/06/2002   $  500,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Idaho Power Company             4/24/2001   4/24/2002   $1,500,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    California Independent System   4/27/2001   4/27/2002   $1,000,000
                                                                Operator Corp.
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Wisconsin Electric Power Co.    5/02/2001   5/02/2002   $4,000,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Tampa Electric Co.              5/10/2001   5/10/2002   $  200,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Exelon Generation Company,      5/29/2001   5/29/2002   $5,000,000
                                                                LLC
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Ameren Energy, Inc.             5/29/2001   5/29/2002   $2,000,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Allegheny Energy Supply Co.     6/08/2001   6/08/2002   $2,000,000
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Associated Electric             6/08/2001   6/08/2002   $2,000,000
                                                                Cooperative, Inc.
Cargill         Cargill-Alliant    Bulk Power Purchase/Sales    Enron North America Corp.       6/19/2001   6/19/2002   $2,000,000
                                                                                                                       ------------
                                                                                                                       $23,200,000
                                                                                                                      =============

Total Cargill & Alliant Energy Combined *                                                                               $46,450,000

Alliant Energy Liability is 50% of Total Cargill & Alliant Energy Guarantees Combined                                   $23,225,000



Alliant Energy   NG Energy         Natural Gas/Oil Purchases &   Pan Canadian Energy            6/08/2001   6/21/2002  $2,000,000
                 Trading, LLC      Sales/Derivatives             Services Inc.

Alliant Energy   Southern Hydro    Subordinated Debt             Westpac Banking Corporation    5/30/2001  12/31/2002  $9,577,656 **


 * This amount  includes  amendments  and  renewals  of existing  guarantees issued during the quarter.
** This guarantee is actually for Australian dollars 18,765,000, which is equivalent to U.S. dollars 9,577,656 at an exchange rate of USD 0.5104 / AUD 1.

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